Exhibit 10.101

EXECUTION VERSION

AMENDMENT NUMBER TWO

to the

MASTER REPURCHASE AGREEMENT

dated as of December 4, 2015

among

BARCLAYS BANK PLC

and

PENNYMAC LOAN SERVICES, LLC

and

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

This AMENDMENT NUMBER TWO (this “Amendment”) is made as of this 2nd day of December, 2016, by and among Barclays Bank PLC (the “Purchaser” and the “Agent”), Private National Mortgage Acceptance Company, LLC (the “Guarantor”) and PennyMac Loan Services, LLC (the “Seller”), and amends that certain Master Repurchase Agreement, dated as of December 4, 2015, as amended by Amendment Number One, dated as of September 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among the Purchaser, the Agent, the Guarantor and the Seller.

WHEREAS, the Purchaser, the Agent, the Guarantor and the Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.Amendments.  Effective as of the date hereof,

(a)Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Maturity Date” in its entirety and replacing such term with the following:

“Maturity Date” means December 1, 2017.

(b)Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Mortgage Loan” in its entirety and replacing such term with the following:

“Mortgage Loan” means a Ginnie Mae Mortgage Loan, a Fannie Mae Mortgage Loan, a Freddie Mac Mortgage Loan, a HARP Mortgage Loan, a Jumbo Mortgage Loan, a Modified Loan or a Special Loan.

(c)Section 2 of the Repurchase Agreement is hereby amended by adding the following defined terms in proper alphabetical sequence:

“HomeStyle Renovation Mortgage Loan” means a Mortgage Loan that fully conforms to Fannie Mae’s HomeStyle Renovation mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time), and is referred to as a “HomeStyle® Renovation Mortgage” by Fannie Mae.

“Special Loans” means HomeStyle Renovation Mortgage Loans and “closed-end” Mortgage Loans with respect to HUD 203(k).

SECTION 2.Fees and Expenses.  Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 23 of the Repurchase Agreement.

SECTION 3.Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Repurchase Agreement.

SECTION 4.Limited Effect.  Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 5.Representations. In order to induce Purchaser to execute and deliver this Amendment, each of the Guarantor and the Seller hereby represents to Purchaser that as of the date hereof, (i) each of the Guarantor and the Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no default or event of default has occurred and is continuing under the Program Documents.

SECTION 6.Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.Counterparts.  For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

SECTION 8.Miscellaneous.

(a)This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(b)The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Repurchase Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the Purchaser, the Agent, the Guarantor and the Seller have each caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK PLC,
as Purchaser and Agent

By:	/s/ Ellen Kiernan
Name: Ellen Kiernan
Title: Director

PENNYMAC LOAN SERVICES, LLC,
as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC,
as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Amendment Number Two to Master Repurchase Agreement